EXHIBIT 10.1

Binding Memorandum of Understanding By and Between Flying Eagle Advisors LLC, Aquarius Cannabis Inc., and Grower’s Supply LLC.

Whereas, Flying Eagle Advisors LLC (“FEA”) seeks to finance and provide startup business management consulting services to Native American tribes seeking to begin legal cannabis growing and manufacturing businesses in compliance with State laws; and

Whereas, Aquarius PR LLC. (“Aquarius”), the consulting subsidiary of Aquarius Cannabis Inc., provides centralized, operational structuring, compliance, supply chain development, marketing, cultivation, processing, manufacturing, and branding consulting services to State-legal cannabis cultivators and manufacturers who enter into contracts to produce and sell the cannabis products they cultivate and manufacture under brand names that Aquarius owns; and

Whereas, Growers Supply LLC (“Growers Supply”) utilizes its extensive, profitable operating history as a vertically integrated ornamental flower producer as the backbone of its cannabis cultivation facility design, build, and operations management services to legal cannabis cultivators; and

Whereas, FEA seeks to establish one or more joint consulting ventures (“JCV(s)”) with Aquarius and/or Growers Supply where Aquarius and/or Growers Supply provide consulting services to Native American tribes and tribal members that have consulting agreements with FEA (“FEA Client(s)”); and

Whereas FEA, Aquarius, and Growers Supply agree that for the purposes of this agreement “All Parties” shall mean all 3 parties, “Collective Clients” shall mean clients of All Parties, and “Mutual Clients” shall mean clients of FEA and Aquarius, regardless of whether or not the Mutual Client is also a client of Growers Supply.  A “Mutual Client” may also be or become a “Collective Client”, when under contract with All Parties.

Whereas All Parties seek to clearly define the roles and responsibilities of Aquarius and Growers Supply in the proposed JCV(s) with FEA and to future FEA Clients; and

Whereas All Parties seek to define how Aquarius and Growers Supply will be compensated for performing their roles and responsibilities in the JCV(s) with FEA.

Therefore, the parties hereby agree:

1.

Aquarius’ Operational Structuring and Compliance Roles and Responsibilities

a.

Structure FEA’s initial JCV revenue model of financing and consulting to Native American Tribes in a manner that FEA can use for multiple tribal projects in multiple jurisdictions with little to no alteration of structure between contracts in different jurisdictions; and

b.

Collaborate with Growers Supply to ensure the cultivation and processing facility they design for FEA’s initial JCV sales materials is capable of consistently producing cannabis flowers and trim that meet Aquarius’ strict brand standards of being free from pesticides, plant growth regulators, heavy metal contaminants, or biological contaminants (mold/mildew); and

c.

Ensure that any design, build and operating costs projections developed for FEA on JCV’s in which Aquarius has been contractually engaged are accurate to their assumptions; and

d.

Create, with the aide of legal counsel, the contractual business structure between FEA, Aquarius, Growers Supply and the Collective Clients; and

e.

Provide, with the aide of legal counsel, incorporation and governance templates for Mutual Clients to adopt in order to:

i.

Be compliant with current California (“CA”) law governing cultivation and processing of medical cannabis, and easily transition to the recently adopted State-licensing regulations whenever California implements this system; and

ii.

For Mutual Clients in California (and any other states where Aquarius believes it will be valuable), this responsibility includes templates for the incorporation and operation of the Internal Revenue Code (“IRC”) Section 521 exempt Agricultural Cooperative; and

iii.

For Mutual Clients outside of California, Aquarius will be responsible for vetting and hiring qualified counsel and developing relevant templates with counsel in the State of the relevant JCV; and

iv.

NOTE: All legal documents developed by Aquarius’ counsel must be vetted and approved by FEA’s counsel prior to providing for use by Mutual Client(s).

f.

Assist the FEA team in the development and editing of FEA’s materials for educating investors and/or tribes on mutual JCV opportunity(ies); and

g.

Ensure all Mutual Client(s) in CA are members of a verifiably lawful collective (by written legal opinion from qualified counsel) to satisfy key requirements of present compliance with CA State laws and Federal compliance memos, including but not limited to the Wilkinson1 and Cole2 Memos. More specifically, provide Mutual Client(s) with total integration into a partner collective of Aquarius in California, which means ensuring the collective partner designates each Client(s)’ growing or processing facility with the

———————

1 Wilkinson Memo of the U.S. Department of Justice, policy statement regarding marijuana issue in Indian Country, 10/28/2014.

2 Cole Memo of the U.S. Department of Justice, guidance regarding marijuana related financial crimes, 02/14/2014.

authority to grow and manufacture whatever amount of plants and/or dried weight and marijuana infused products (“MIPS”) will allow the Client(s) to maximize production.

h.

Ensure all Mutual Clients have a legal, contractual relationship with one or more Aquarius-approved distributor(s) who will take responsibility for wholesaling 100% of the amount of cannabis flowers and/or MIPS that are produced each month in the JCV’s facilities; and

i.

Provide to all Mutual Clients a buyer for 100% their branded trim; and

a.

Provide working knowledge of cannabis accounting processes and best practices to FEA and all Mutual Clients, so that operations can begin in full compliance with Federal and State tax laws (particularly IRC Section

280E); and

b.

Recommend to FEA, accountants qualified to advise on ongoing IRC Section 280E issues for FEA as the core management consulting team overseeing the management of capital flow for JCV operations; and

2.

Aquarius and Growers Supply Cultivation Partnership Overview

a.

Both Aquarius and Growers Supply have knowledge and experience that add value to FEA clients. After the initial introduction by FEA, Aquarius and Growers Supply have decided to combine their respective knowledge and desire for particular operational roles to the benefit of FEA and its Client(s) in any JCV(s).

b.

When jointly engaged, both Aquarius and Growers Supply are jointly responsible for the final results obtained by each Collective Client in their facility. Specifically, Aquarius and Growers Supply are jointly responsible for achieving an average yield of greater than 1.2oz of dried, trimmed flower per square foot (ft2) of flowering canopy harvested each month. If the average yield of dried, trimmed flower from each square foot (ft2) of flowering canopy harvested in a given month is less than 1.2oz per square canopy foot for 6 consecutive months, Client and FEA have the right to seek a new cultivation management company. Additionally, Aquarius and Growers Supply are responsible for ensuring 95% or more of the flower harvested meets Aquarius (and if applicable, governmental) laboratory testing standards to be free from pesticides and other contaminants.

c.

In the event that Aquarius and Growers Supply are jointly engaged on a particular JCV and fail to deliver results meeting the standards of the cultivation management and consulting contracts with a particular Collective Client, both parties must be terminated simultaneously from their cultivation management responsibilities if either party is terminated from their cultivation management responsibilities by FEA or the Collective Client.

d.

Growers Supply takes responsibility for designing and building a cultivation facility that meets the Collective Client(s) needs within a budget and timeframe that Growers Supply will commit to before each project begins.

e.

When the facility begins operations, Growers Supply will be fully responsible for the day-to-day management of growing and processing the cannabis through the point it is ready to be packaged for market. Notwithstanding any joint responsibilities shared with Aquarius, Growers Supply is responsible to each Collective Client for the operational results of each facility on which they are engaged.

f.

Growers Supply has final authority over: exterior facility design and development, indoor facility installation, facility staffing, labor practices and management, operations practices, and any operations costs that do not conflict with Aquarius’ areas of authority. Notwithstanding anything herein to the contrary, All Parties shall comply with tribal and State law with regard to the final choices on operations practices.

g.

Aquarius Cannabis takes responsibility for ensuring Growers Supply and each Mutual Client’s cultivation staff are equipped with the knowledge and skills necessary to ensure each Mutual Client’s JCV facility produces cannabis that meets Aquarius standards at commercially viable yields.

h.

Aquarius has the final authority over interior facility design, grow media selection, nutrient formula selection, nutrient sourcing choices, pest management practices, pest management supply sourcing choices, harvesting practices and harvest supply sourcing choices. Notwithstanding anything herein to the contrary, all parties shall comply with tribal and State law with regard to the final choices on operations practices.

3.

Obligations and Responsibilities of Cultivation and Processing Facility Management Services of Growers Supply

a.

Provide start-to finish cultivation facility design and build services to each Collective Client’s expectations; and

b.

Provide day-to-day cultivation operations management to each Collective Client’s facilities once construction is complete; and

c.

For each Collective Client, take full responsibility for all aspects of day to day personnel management, including all hiring, firing, and compensation programs for staff; and

d.

For each JCV in which Growers Supply is engaged jointly with Aquarius, coordinate what is going to be produced and how it is going to be produced within the parameters of Aquarius’s roles and responsibilities to each Collective Client (see Sections 4 and 5 of this agreement); and

e.

Implement automated, remote, atmospheric and plant monitoring systems in each Collective Client’s facilities; and

f.

Implement, collect, and securely store daily human reports on critical aspects of operations, site conditions and plant conditions that are not captured in the automatic monitoring and recording systems, sharing with Aquarius on Collective Client’s facilities; and

g.

Provide weekly updates to FEA, Collective Client(s), and Aquarius on the status of key metrics of cultivation, harvesting, and storage operations for Collective Clients; and

h.

Manage each Collective Client’s inventory of flowers and trim through the time of transfer to the distributor entity or manufacturer/packager entity.

4.

Obligations and Responsibilities of Cultivation and Processing Consulting Services of Aquarius

To Mutual Client(s) Cultivating and Wholesaling Aquarius Branded Flowers and Trim:

Cultivation Consulting:

a.

Analyze commercial viability of strains and decide what strains should be grown by each Mutual Client to maximize each Mutual Client’s revenue and market share; and

b.

Coordinate access to genetics chosen under 4.a for each Mutual Client; and

c.

Collaborate with Growers Supply to ensure the cultivation and processing facility designed for each Collective Client is capable of consistently producing cannabis flowers and trim that meet Aquarius’ strict brand standards of being free from pesticides, plant growth regulators, heavy metal contaminants, or biological contaminants (mold/mildew); and

i.

Take full responsibility for this design in the event Aquarius is engaged without Growers Supply for a particular JCV; and

d.

Provide Growers Supply and each Collective or Mutual Client’s cultivation staff with written instructions on how to operate the client’s cultivation facility in a way that will produce flowers meeting Aquarius’ standards for quality and safety at commercially viable yield levels. More specifically, ensure Growers Supply and each Collective or Mutual Client are able to produce Aquarius’s quality of cannabis at commercially viable flower yields of greater than 1.20 oz. of dried, cured cannabis flower, per square foot (ft2) of flowering canopy, per harvest; and

e.

Provide on-site cultivation consulting from qualified commercial cannabis consultants to ensure successful adoption of Aquarius’s cultivation practices by Growers Supply and/or each Collective or Mutual Client’s cultivation staff:

i.

For the first two cycles, provide on-site consulting to each client’s facility a minimum of two full days every two weeks; and

ii.

Every cycle thereafter provide on-site consulting to each client’s facility a minimum of two full days every month; and

iii.

In every cycle, provide on-site support as much as is reasonably required to ensure each client achieves commercial operational success (as defined in 4.d. above), even if that requires more than the minimum guaranteed visits each month.

f.

Specify to Growers Supply and each Collective or Mutual Client what information from the facilities needs to be automatically monitored and recorded remotely for access by Aquarius consultants to review daily; and

g.

Specify to Growers Supply and each Collective or Mutual Client the daily human reporting requirements on critical aspects of operations, site conditions and plant conditions that are not captured in the automatic monitoring and recording systems; and

h.

Provide a weekly consulting session with Growers Supply and each Collective or Mutual Client’s cultivation staff in order to provide regular, constructive feedback and ensure corrective actions are taken whenever required to improve results, and prior to the consulting session, review all weekly recorded data and reports on site and plant conditions.

Harvest and Processing Consulting:

i.

Provide Growers Supply and/or each Collective or Mutual Client’s staff with written instructions and best practices describing how to properly harvest, trim, dry, cure, quality test, and store Aquarius branded flowers and trim for future packaging or processing; and

j.

Provide on-site consulting to train Growers Supply and/or each Collective or Mutual Client’s harvest staff on how to implement the best practices for the harvesting, trimming, drying, curing, quality testing, and storing of Aquarius branded flowers and trim for future packaging or processing; and

k.

Specify to Growers Supply and/or each Collective or Mutual Client’s staff the daily, human reporting required to monitor all important aspects of harvesting, trimming, curing, quality testing, and storing conditions; and

l.

Provide a weekly consulting session with Growers Supply and/or each Collective or Mutual Client’s harvest staff in order to ensure harvesting, trimming, curing, quality testing, and storage practices are being strictly followed and find new areas of improvement in harvesting efficiency and harvest consistency; and prior to the consulting session, review all recorded data and reports on site and plant conditions; and

m.

Perform regular, monthly visits to audit each Collective or Mutual Client’s facility’s harvesting, trimming, drying, quality testing, and storage practices to ensure the highest level of consistency in Aquarius branded cannabis products.

5.

Marijuana Infused Products (“MIPS”) Manufacturing Consulting Services of Aquarius

For Collective or Mutual Client(s) Manufacturing and Selling Aquarius Branded

MIPS

NOTE: This is an optional expansion of Aquarius’s production, marketing, branding, and distribution services for Collective or Mutual Clients that cultivate Aquarius’ branded flowers and want to produce and distribute various Aquarius branded MIPS with similar assistance from Aquarius as their flower cultivation business.

a.

Decide what MIPS brands should be manufactured by each Collective or Mutual Client to maximize their revenue and market share; and

b.

Prior to the beginning of MIPS manufacturing operations, provide each Collective or Mutual Client with an individualized plan to direct a specific portion of their Aquarius’ branded raw cannabis flowers and trim to their MIPS operation that will allow them to manufacture their MIPS at prices that make their MIPS production competitive with competing MIPS manufacturers; and

c.

Create or license MIPS manufacturing processes and consumer brands then provide them to each Collective or Mutual Client for use our in order fulfill on obligations to each client as stated in 5.a. above; and

d.

Provide each Collective or Mutual Client with repeatable, instant access to the knowledge required to produce, package, and label the MIPS in the form of written, audio, and/or video information; and

e.

Provide on-site training and ongoing consulting to ensure each Collective or Mutual Client’s manufacturing staff is capable of producing the MIPS at the consistency and quality that is required of for whatever brand of MIPS that Aquarius and FEA determine. All MIPS will be made from oils that are derived from cannabis flower and trim grown in cultivation facilities that

Aquarius certifies meet its standards for the production for Aquarius branded flowers;

f.

If requested by Collective or Mutual Client, help client hire qualified MIPS manufacturing staff at commercially reasonable rates; and

g.

Provide any and all intellectual property or brand licenses necessary for Collective or Mutual Client(s) to legally produce and sell branded MIPS at wholesale.

6.

Supply Chain, Marketing, and Branding Consulting Services of Aquarius

To Collective or Mutual Client(s) Cultivating and Wholesaling Flowers and Trim:

Marketing, Branding, and Packaging

a.

Aquarius develops all marketing, branding, packaging, and labeling to create 100% market demand for the Aquarius products grown by each client

Supply Chain Organization/Distribution

a.

Aquarius connects each client to one or more legitimate, professional distributors who are licensed by Aquarius to distribute Aquarius branded products to Aquarius approved retailers; and

b.

Aquarius ensures each Collective or Mutual Client has relationships with enough authorized distributors to ensure that 100% of each client’s monthly supply of cannabis flowers (that meet Aquarius brand standards) get distributed to cannabis retailers that are compliant with applicable State laws to the standards set by the distributor’s marijuana counsel; and

c.

Aquarius will ensure that Aquarius-authorized distributors abide by the following operations and payment terms:

i.

Pay a deposit of $1,000.00 per pound of flowers upon receipt of the flowers from each Collective or Mutual Client; and

ii.

Pay a pre-agreed deposit on any MIPS picked up from a Collective or Mutual client for distribution to retailers upon receipt of the MIPS from client; and

iii.

Transport and sell the packaged, branded flowers and/or MIPS to retail clients for the highest possible price; and

iv.

Pay each Collective or Mutual Client the remainder of the cash compensation due to them for the sales net thirty (30) days of paying the deposit

a.

The remainder amount due to the Collective or Mutual Client will be equal to: (Gross Revenue)-(9.77% Aquarius

Consulting Fee)-(9.77% Distributor Gross Margin)-($100 per/pound or $X per unit transportation cost reimbursement)

b.

An appropriate transportation reimbursement will be agreed upon by distributor and each Collective or Mutual Client for each MIPS product at the same time the deposit amount for each MIPS product is agreed upon by distributor and each Collective or Mutual client.

v.

Upon payment of the remainder due to Collective or Mutual Client for each pound of flower or specified amount of MIPS sold by the distributor, the distributor will calculate and provide an invoice showing the final wholesale price, the Aquarius fees, the distributor fees, the transportation cost reimbursements, and the final amount due to the Collective or Mutual Client; and

vi.

Make all files related to the sales of each client’s product(s) transparent so that client and FEA may audit wholesale prices; and vii. Pay late fees of 1% of the value of the outstanding fees per day after 10 days (up to 10%); and

viii.

If any payment is more than 10 business days past due or any payment over $100,000 is one day late, FEA and Collective or Mutual Clients have the option to terminate agreement with the distributor.

ix.

Termination of the distributor shall not limit FEA or the Collective or Mutual Client’s ability to seek all legal remedies against the distributor

x.

Aquarius is not a financial guarantor for payments by any of it’s licensed, 3rd party, distributors

d.

Aquarius will verify each Aquarius authorized distributor and retailer meet local and State legal requirements, and Aquarius will provide the legal structures and frameworks for each operating entity of each Collective or Mutual Client to interact with each other operating entity; and

e.

Aquarius provides standard operating procedures and measures key internal economic indicators for each authorized distributor; and

f.

Aquarius is responsible for acquisition and account management of authorized retailers for the authorized distributors; and

g.

Aquarius manages inventory data from authorized retailers, distributors, and growers ensuring the supply chain efficiently delivers products customers want to purchase; and

h.

In between the inception date of growth for a particular batch of cannabis flowers growing in a Collective or Mutual Client(s)’ facility and the time that batch is harvested, Aquarius will ensure that  Collective or Mutual Client has one or more Aquarius-approved distributors and/or manufacturers agreeing to purchase the full expected output of the flowers and trim growing in that particular batch; and

i.

Once the distribution and/or manufacturing outlet is secured, formally estimate within a $1 margin of error what price per gram that each Collective or Mutual Client(s) can expect to be paid at wholesale for that batch; and

j.

If the flowers grown by a particular Collective or Mutual Client are to be sold as packaged, branded flowers directly by the client’s cultivation entity:

i.

Ensure client(s)’ facilities for storing market ready, unpackaged flowers are adequate to maintain consistency and safety in the final packaged, branded flowers; and

ii.

Ensure client(s)’ facilities for packaging the final branded flowers are adequate to maintain consistency and safety; and

iii.

Ensure client(s)’ processing staff are adequately trained in the storing and packaging processes to be capable of delivering consistent, packaged branded flowers that meet all testing and labeling standards required by Aquarius to be ready for distribution by an Aquarius- authorized distributor; and

iv.

Ensure client has 100% demand for their packaged, branded, flowers from an Aquarius-authorized distributor.

k.

If the flowers are to be processed into packaged, branded flowers by a manufacturing entity owned in whole or in part by a particular Collective or Mutual Client:

i.

Ensure each client(s)’ facilities for storing market ready, unpackaged flowers are adequate to maintain consistency and safety in the final packaged, branded flowers; and

ii.

Ensure each client(s)’ facilities for packaging the final product are adequate to maintain consistency and safety in the final packaged, branded flowers; and

iii.

Ensure each client(s)’ processing staff are adequately trained in the storing and packaging processes to be capable of delivering consistent, packaged branded flowers that meet all testing and labeling standards required by Aquarius to be ready for distribution by an Aquarius-authorized distributor; and

iv.

Ensure each client has 100% demand for their packaged, branded, flowers from an Aquarius-authorized distributor.

v.

Develop a sustainable, legal relationship and transfer pricing program that maximizes revenue to each client with the written approval of legal counsel and a Certified Public Accountant.

l.

If the flowers and/or trim are to be processed into MIPS by a manufacturing entity owned in whole or in part by a particular Collective or Mutual Client:

vi.

Ensure the client(s)’ facilities for storing ready-to-process flower and trim are adequate to maintain consistency and safety in the final packaged, branded MIPS; and

vii.

Ensure the client(s)’ facilities for processing and manufacturing the flower and trim into MIPS are adequate to maintain consistency and safety in the final packaged, branded MIPS; and

viii.

Ensure the client(s)’ staff are adequately trained in the storing, processing, manufacturing and packaging processes to deliver consistent, packaged branded MIPS that meet all testing and labeling standards and are ready for distribution by an Aquarius-authorized distributor; and

ix.

Develop a sustainable, legal relationship and transfer pricing program that maximizes revenue to the client(s) with the written approval of legal counsel and a Certified Public Accountant.

m.

If the flowers/trim are to be processed into MIPS by an unaffiliated manufacturing entity:

x.

Perform due diligence to ensure the unaffiliated MIPS manufacturing entity is legally compliant under CA state law; and

xi.

Ensure the unaffiliated MIPS manufacturer is under contract to comply with any Aquarius co-branding Aquarius may require; and

xii.

Create any contracts or agreements necessary to make transacting with the unaffiliated MIPS manufacturer legal under CA State law.

7.

Aquarius’ and Growers Supply’s compensation from each JCV Client:

a.

AQUARIUS will earn from each JCV in which it is engaged:

i.

9.77% of gross revenue from the wholesale sales of the Aquarius- authorized distributor of products cultivated and/or manufactured by any JCV Client; and

1.

NOTE: Distributor earns $100 per pound reimbursement (on packaged, branded flower) plus 9.77% of gross revenue, then passes through all remaining funds to each JCV’s Client’s wholesale cultivation or manufacturing entity or entities; and

2.

NOTE: Aquarius collects this fee through contracts with one or more licensed distributor of Aquarius brands. Each Collective or Mutual Client will have a binding distribution contract with one or more Aquarius-authorized distributors; and

ii.

5% of gross revenue from each Collective or Mutual Client’s wholesale sales of branded flowers, trim, or MIPS to any Aquarius-authorized distributor or Aquarius-authorized manufacturer; and

iii.

25% of the Cultivation Performance Incentive (table below):

1.

25 % of the $50-300 per pound cultivation fee on each pound of finished, branded flowers grown in each Collective or Mutual Client’s facility; and

2.

25% of the $24 per pound cultivation fee on branded trim from cannabis produced in each Collective or Mutual Client’s facility; and

3.

NOTE 1: the fee structure per pound is based on actual yield attained by each JCV Client, as described in the Cultivation Performance Incentive Table below; and

4.

NOTE 2: the form of contract may be two separate contracts with Aquarius and Growers Supply, or just one contract; and

5.

NOTE 3: in the event Aquarius is engaged separately from Growers Supply, Aquarius assumes the roles, responsibilities, and additional 75% of the Cultivation Performance Incentive

b.

GROWERS SUPPLY will earn from each JCV in which it is engaged:

i.

75% of the Cultivation Performance Incentive:

1.

75% of the $50-300 per pound cultivation fee on each pound of finished, branded flowers; and

2.

75% of the $24 per pound cultivation fee on branded trim from cannabis produced in each JCV Client’s facility; and

3.

NOTE 1: the fee structure per pound is based on actual yield attained by each JCV Client, as described in the Cultivation

Performance Incentive table below; and

4.

NOTE 2: the form of contract may be two separate contracts with Aquarius and Growers Supply, or just one contract; and

Cultivation Performance Incentive Table:

Ounces of flower produced per canopy ft2 harvested each month	Per pound FLOWER fee to Growers Supply (75%) and Aquarius (25%), on pounds produced each month	Per pound TRIM fee to Growers Supply(75%) and Aquarius (25%) on pounds produced that month

1.19 oz or less	$50	$24
1.2 oz to 1.49 oz	$100	$24
1.5 oz to 1.79 oz	$150	$24
1.8 oz to 1.49 oz	$200	$24

2.1 oz to 2.39 oz	$250	$24
2.4 oz or more	$300	$24

8.

FEA’s roles and responsibilities in the JCV

a.

FEA will provide management consulting services for both the JCV and each tribal entity; and

b.

Secure Native American cultivation site(s) with the assistance of Aquarius Cannabis and Growers Supply’s experience and resources; and, FEA will assist each JCV and tribal entity with overall business and operational structure, develop internal controls, business and management processes, and work with grant writers to assist the tribe in structuring the Tribal laws and internal controls; so that proposed cannabis operations become legal under each specific tribe’s laws, while complying with all State laws and all Federal memorandums addressing this issue; and

c.

Provide or coordinate financing to each Tribal client, unless the Tribe is providing its own financing; and

d.

Provide comprehensive management services to each JCV Client as the senior business management consultant to each JCV client for the results of day to day operations of their business; FEA will identify and suggest recommendations that create value, provide ongoing support for business strategy, financial and management controls, human resources; as well as advising on additional resources needed to implement viable solutions, maximize growth of the cultivation operations, and improve overall business strategy, structure, and performance; and

e.

Ensure proper payment of all funds due to Aquarius, Growers Supply, FEA, and any other outside vendors from each JCV Client; and

f.

Work on securing additional cultivation sites in other jurisdictions outside of CA; and

g.

Develop a Research and Development Department to create oils, MIPS and possibly additional cannabis products; and

9.

FEA’s compensation from clients in the JCV

a.

FEA will receive an administration and management fee from each JCV Client; and

b.

FEA will negotiate its compensation with each JCV Client’s cannabis cultivation or manufacturing business on an individual basis that reflects the unique resources and characteristics of each party in each specific deal; and

c.

FEA’s compensation contracts with each tribal entity and each JCV will be executed simultaneously with the compensation contracts for Aquarius with the tribal entity in each JCV.

10.

Aquarius Cannabis Inc. equity bonuses to FEA

a.

100,000 warrants issued upon execution of this binding MOU; and

b.

Up to 2,500,000 warrants issued for achieving milestones with the first ½ Acre+ cultivation facility (total greenhouse size) on tribal land;

i.

125,000 warrants upon securing cultivation rights with one or more tribes for a ½ Acre+ cultivation facility producing Aquarius brands; and

ii.

125,000 warrants upon raising the full amount of capital necessary to build and operate a ½ Acre+ cultivation facility, producing Aquarius brands, through to first revenue; and

iii.

250,000 warrants upon completion of both:

1.

Construction of a ½ Acre of cultivation facility that is under contract to produce Aquarius brands; and

2.

The first batch of cannabis plants in vegetative state being moved into the flowering chambers of the ½ Acre+ cultivation facility; and

iv.

500,000 warrants upon the successful harvest, trimming, curing, and packaging of a total of 500 pounds of branded, packaged marijuana flowers meeting Aquarius brand standards; and

v.

500,000 warrants upon the successful harvest, trimming, curing, and packaging of a total of 2000 pounds of branded, packaged marijuana flowers meeting Aquarius brand standards; and

vi.

500,000 warrants upon the successful harvest, trimming, curing, and packaging of a total of 4000 pounds of branded, packaged marijuana flowers meeting Aquarius brand standards; and

vii.

500,000 warrants upon the successful harvest, trimming, curing, and packaging of a total of 6000 pounds of branded, packaged marijuana flowers meeting Aquarius brand standards; and

c.

Up to 2,500,00 warrants for achieving subsequent milestones in developing and funding additional cultivation and manufacturing facilities producing Aquarius brands;

i.

250,000 warrants upon the successful harvest, trimming, curing, and packaging of the first 1000 pounds from any additional JCV cultivation or manufacturing facility in CA,

1.

Includes but is not limited to an additional facility on the same reservation as the first, 1 Acre facility cultivation facility.

2.

May earn this bonus up to four (4) times for a total of up to 1,000,000 warrants earned by FEA

ii.

500,000 warrants upon the successful harvest, trimming, curing, and packaging of the first 1000 pounds from any additional JCV cultivation or manufacturing facility in a State other than California;

1.

May be earned for up to 5 States

iii.

By combining it’s best combination of both bonuses available in Sections 10.c.i. and 10.c.ii. above, FEA may earn a maximum of 2,500,000 warrants

d.

Warrant Expiration:

i.

2 years from the date of issuance

e.

Warrant Exercise Price:

i.

If from the exercise of the binding MOU agreement:

1.

$0.15 exercise price

ii.

If earned in 2016:

1.

$0.25 exercise price

iii.

If earned in 2017:

1.

$0.50 exercise price

iv.

If earned in 2018 or after:

1.

$1.00 exercise price

f.

NOTE 1: Any individual or incorporated entity Acquiring over 10% beneficial ownership of common shares in Aquarius will be deemed an “affiliate” by the SEC and be subject to restrictions on the sale of stock each quarter; and

g.

NOTE 2: The warrants issued to FEA by Aquarius may be issued pro-rata by Aquarius to the principal members of FEA if both FEA and Aquarius agree.

11.

Additional Terms

a.

Aquarius is in the process of becoming a publicly traded company and as such, must disclose material agreements to the SEC. Accordingly, this agreement will be disclosed publicly through SEC filings.

b.

All Parties acknowledge that the execution of a first JCV is dependent on FEA successfully raising capital for the first JCV. If no JCV has been created under this agreement eighteen (18) months from the execution of this agreement, than all provisions of this agreement are automatically null and void, except the 100,000 warrants issued to FEA will be retained by FEA.

c.

FEA and all of its members, member LLC’s, and members of the member LLC’s agree that they will not circumvent or attempt to otherwise alter the roles, responsibilities, and compensation contractually assigned to Aquarius and/or Growers Supply under this agreement, when Aquarius and/or Growers Supply is “contractually engaged” for a specific JCV or to serve a specific Collective or Mutual Client under this agreement

i.

Execution of this document shall irrevocably, “contractually engage” both Aquarius and Growers Supply at the terms herein for the first JCV cultivation project executed by FEA

ii.

For any future, proposed JCV projects in which FEA desires Aquarius and/or Growers Supply to be involved in creating or operating, FEA will create and execute a separate, binding agreement in which FEA “contractually engages” Aquarius and/or Growers Supply. Such agreement will be binding and may not be circumvented.

iii.

When contractually engaged for a Collective Client with FEA, the term of engagement for Aquarius and Growers Supply with the JCV Client will be equal to the term of engagement between FEA and that Client. Notwithstanding anything herein to the contrary, if Aquarius and Growers Supply are simultaneously terminated, then Aquarius’s and Grower Supply’s terms of engagement shall be terminated at such time. If Either of Aquarius or Growers Supply are terminated individually, then said respective terminated party’s engagement shall be terminated at such time.

d.

All Parties contractually agree to allow each other the freedom to enter into business contracts in the legal cannabis industry on their own and in partnership with each other outside of this JCV agreement:

i.

Aquarius agrees that FEA and/or Growers Supply may develop additional cannabis cultivation and manufacturing projects that do not involve Aquarius; and

ii.

FEA agrees that Aquarius and/or Growers Supply may develop additional cannabis cultivation and manufacturing projects that do not involve FEA; and

iii.

Growers Supply agrees that FEA and/or Aquarius may develop additional cannabis cultivation and manufacturing projects that do not involve Growers Supply.

e.

All Parties contractually agree that they will be required to submit to a criminal background check within thirty (30) days of the execution of this Agreement and if the results of this background check reveal any legal convictions that would disallow said party to work in the cannabis industry, then such party will not be a party to this Agreement or involved in any way with any specific JCV.

f.

If FEA, Aquarius and/or Growers Supply defaults in their performance of any of their respective obligations under this Agreement, and fails to cure such default within thirty (30) days after receiving written notice of such default, the remaining parties may (but shall not be obligated to) terminate said party from this Agreement.

g.

All claims arising out of or related to this Agreement, or a breach hereof, that are not otherwise resolved by the parties by negotiation or voluntary mediation shall be settled by binding arbitration in accordance with the procedures set forth in this Section. All arbitrations will be conducted in CA, or at another location mutually approved by such parties, pursuant to the commercial arbitration rules of the American Arbitration Association, by one arbitrator. The arbitrator shall be a lawyer who is disinterested in the controversy, shall be independent of the parties, shall have training and experience as an arbitrator and shall have a demonstrated reputation for fairness and integrity as an arbitrator. The arbitrator is directed by this Agreement to conduct the arbitration hearing expeditiously after demand for arbitration has been ﬁled with the American Arbitration Association. Depositions shall be permitted only as deemed appropriate by the arbitrator, upon motion of the party seeking deposition discovery, but shall be limited to no more than two (2) for each party. The parties to the arbitration will be entitled to conduct document discovery as deemed appropriate by the arbitrator. The arbitrator will resolve any discovery disputes. The arbitrator shall have the power to subpoena documents or parties as provided by law. The award of the arbitrator shall provide for an allocation among the parties of all costs and expenses of the arbitration on a basis that is just and equitable under the circumstances and shall award reasonable attorney’s fees to the prevailing party. The arbitrator shall have no power to award punitive damages except to the extent authorized by any applicable statute. Notices of demand for arbitration must be given in writing to the Parties within a reasonable time after the claim has arisen but in no event later than the date when institution of legal or equitable proceedings based on such claim would be barred by the applicable statute of limitations. The award of the arbitrator shall be in writing, shall be based on the evidence admitted and the applicable law as determined by the arbitrator and shall contain a reasoned award for each claim. The award rendered by the arbitrator is ﬁnal and binding on all parties, and judgment may be entered upon it by any court of competent jurisdiction.

h.

Any Party may assign its rights and obligations under this Agreement to another affiliated party with the prior written consent of the other Parties.

12.

Notices.

Any notices required to be given under this Agreement by either party to the other may be effected in writing by personal delivery, via e-mail, or by mail, registered or certified, postage prepaid with return receipt requested.  Either party may change the address by giving written notice in accordance with this paragraph.  Mailed noticed must be addressed to the parties at the addresses appearing below:

Flying Eagle Advisors LLC:

Mr. Danny Federhofer

c/o Deborah Smiley

The Verity Law Firm, LLC

2085 Bluestone Drive

St. Charles, MO 63303

Email:  deborahsmiley@veritylawfirm.com

Aquarius PR LLC:

Mr. Michael Davis Lawyer

c/o Gregg Jaclin

Szaferman, Lakind, Blumstein, and Blader, PC

101 Grovers Mill Rd #200,

Lawrenceville, NJ 08648

Email: gjaclin@szaferman.com

Grower’s Supply LLC:

Mr. Bernie Heimos

c/o N.G. Heimos Greenhouses

6627 Rte. 158

Milstadt, IL 62260

Email: bheimos@ngheimos.com

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

Executed at Las Vegas, Nevada, on this, the 18th day of February 2016.

Aquarius PR LLC.		Flying Eagle Advisors LLC

Name:	Michael Davis Lawyer	Name:	Danny Federhofer
Title:	El Presidente	Title:	Manager, Sr. VP Business Development
Signature:	/s/ Michael Davis Lawyer	Signature:	/s/ Danny Federhofer
Date:	2/18/2016	Date:	2/18/2016

Growers Supply LLC.

Name:	Bernie Heimos
Title:	President
Signature:	/s/ Bernie Heimos
Date:	2/18/2016